UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

CRYO-CELL INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40767	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd.
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 749-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCEL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Board the Company has fixed October 29, 2024 as the date for the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), and has fixed September 20, 2024 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders intending to present business or director nominations at the Annual Meeting must submit the notice required by Article II, Section 3 of the Company’s Bylaws (with respect to business other than director nominations) or Article II, Section 10 of the Company’s Bylaws (with respect to director nominations) no later than the 10th calendar day following the day on which public disclosure of the date of the Annual Meeting is first made, which date of public disclosure is September 17, 2024.

A copy of the Company’s Bylaws, as amended, is included as Exhibit 3.1 to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission on December 11, 2018.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cryo-Cell International, Inc.

Date:	September 17, 2024	By:	/s/ David Portnoy
David Portnoy, Chairman and Co-CEO